UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 6, 2009

SEMGROUP ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2009, SemGroup Energy Partners, L.P. (the “Partnership”) and certain of its subsidiaries (the “SGLP Parties”) entered into a Term Sheet (the “Settlement Term Sheet”) with SemGroup, L.P. (the “Private Company”) and certain of its subsidiaries (the “Private Company Parties”) summarizing the principal terms of a settlement of certain items between the SGLP Parties and the Private Company Parties.  The parties agreed to negotiate and execute definitive documentation with respect to the items contained in the Settlement Term Sheet as soon as practicably possible, which will supersede the Settlement Term Sheet when so executed.

As previously disclosed, the Private Company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code (the “Bankruptcy Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on July 22, 2008.  The Private Company filed the Settlement Term Sheet with the Bankruptcy Court on March 6, 2009 and a hearing regarding the Settlement Term Sheet is currently scheduled for March 12, 2009.  The Settlement Term Sheet is conditioned upon (i) approval by the Bankruptcy Court, (ii) consent by the Partnership’s lenders under its credit agreement to the transactions contemplated by the Settlement Term Sheet and (iii) waiver of all existing defaults or events of default under the Partnership’s credit agreement.

The Settlement Term Sheet provides for the following, among other things:

•	the Partnership will transfer certain crude storage oil assets located in Kansas to a subsidiary of the Private Company;

•	a subsidiary of the Private Company will transfer ownership of 355,000 barrels of crude oil tank bottoms and line fill to the Partnership;

•	the Private Company Parties will reject the Throughput Agreement as part of the Bankruptcy Cases;

•	the Partnership and its affiliates will have a $20 million unsecured claim against certain of the Private Company Parties relating to rejection of the Throughput Agreement;

•
the Partnership and a subsidiary of the Private Company will enter into a new throughput agreement pursuant to which the Partnership will provide certain crude oil gathering, transportation, terminalling and storage services to the subsidiary of the Private Company;

•	the Partnership will offer employment to certain crude oil employees;

•
a subsidiary of the Private Company will transfer its asphalt assets that are connected to the Partnership’s asphalt assets to the Partnership or one of its affiliates (unless the Private Company executes a definitive agreement to sell substantially all of its asphalt assets or business as a going concern to a third-party purchaser and the Partnership enters into a terminalling and storage agreement with such purchaser);

•	the Private Company Parties will reject the Terminalling Agreement as part of the Bankruptcy Cases;

•	a subsidiary of the Partnership will have a $35 million unsecured claim against certain of the Private Company Parties relating to rejection of the Terminalling Agreement;

•	the Private Company Parties will reject the Amended and Restated Omnibus Agreement as part of the Bankruptcy Cases;

•
the Partnership and a subsidiary of the Private Company will enter into a shared services agreement pursuant to which the subsidiary of the Private Company will provide certain operational services for the Partnership;

•
other than as provided above, the Partnership Parties and the Private Company Parties entered into mutual releases of claims relating to the rejection of the Terminalling and Storage Agreement, Throughput Agreement and Amended and Restated Omnibus Agreement;

•	certain pre-petition claims by the Private Company and the Partnership will be netted and waived; and

•
the Private Company Parties and the Partnership Parties will resolve certain remaining issues related to the contribution of crude oil assets to the Partnership in connection with the Partnership’s initial public offering, the Partnership’s acquisition of certain asphalt assets, the Partnership’s acquisition of the Eagle North Pipeline System and the Partnership’s acquisition of certain crude oil storage assets at Cushing, including the release of claims relating to such acquisitions.

This description of the Settlement Term Sheet is qualified in its entirety by reference to the Settlement Term Sheet, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

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Item 1.02.	Termination of a Material Definitive Agreement.

The description in Item 1.01 relating to the rejection of the Terminalling and Storage Agreement, the Throughput Agreement and the Amended and Restated Omnibus Agreement are incorporated into this Item 1.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Term Sheet, dated as of March 6, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

By:  SemGroup Energy Partners G.P., L.L.C.
        its General Partner

Date:  March 9, 2009                                                                                     By:  /s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Term Sheet, dated as of March 6, 2009.